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                                                                   Exhibit 2.5

                                                                         REVISED


                            SECOND AMENDING AGREEMENT

         Second Amending Agreement (the "AGREEMENT") dated as of December 10, 2004 between Barry Seigel, Jeffrey Greenberg and Mark Madigan (collectively, the "VENDORS"), BST Acquisition, Ltd. (the "PURCHASER"), Tarpon Industries, Inc. (the "PRINCIPAL") and Steelbank Inc. ("STEELBANK").

         WHEREAS the Vendors, the Purchaser and the Principal are parties to a share purchase agreement dated April 2, 2004 as amended by an amending agreement dated May 5, 2004 (together, the "PURCHASE AGREEMENT") pursuant to which the Vendors sold to the Purchaser all of the issued and outstanding shares in the capital of Steelbank;

         AND WHEREAS the parties hereto now wish to amend the terms of the Purchase Agreement and Note A in the manner set forth herein;

         NOW THEREFORE in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party, the parties hereto do hereby agree as follows:

SECTION 1         DEFINED TERMS.

         Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings specified in the Purchase Agreement.

SECTION 2 FURTHER AMENDMENT TO SECTION 2.3(b) OF THE PURCHASE AGREEMENT AND NOTE A.

         The parties hereto acknowledge and agree that the terms of payment by the Purchaser to the Vendors of $800,000 of the Share Purchase Price, as provided in Section 2.3(b) of the Purchase Agreement and evidenced by Note A is hereby amended such that the (a) "Maturity Date" of Note A shall be the earlier of (i) February 16, 2005 and (ii) the date of the first sale pursuant to the initial public offering of the shares in the capital of the Principal, and (b) the blended payments contemplated in Section 2.3(b) and Note A of $15,000 per month on the first day of each month shall not be payable from and including the payment to be made on January 1, 2005. For greater certainty, on the Maturity Date, the remaining unpaid principal amount of Note A, and all accrued and unpaid interest thereon shall immediately become due and payable.

SECTION 3         PAYMENT OF THE VENDORS' LEGAL COSTS.

         The Purchaser hereby agrees to pay $62,500 to the Vendors on the Maturity Date (as defined above) on account of legal costs (grossed up to take into account the Vendors' tax liability with respect to such payment) incurred by the Vendors with respect to the transactions contemplated in the Purchase Agreement against delivery of true copies of accounts of the Vendors' solicitors aggregating at least $50,000. The parties acknowledge and agree that the payment of $62,500 to the Vendors pursuant


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to this Section 3 shall be added to the Share Purchase Price set out in Section
2.2 of the Purchase Agreement.

SECTION 4         CONFIRMATION BY BST, PRINCIPAL AND STEELBANK.

(1) BST hereby acknowledges and confirms that the Share Pledge remains in full force and effect and the Obligations (as defined and contemplated in the Share Pledge) continue to apply to Note A (all as the terms of payment of Note A are modified by the terms of this Agreement).

(2) Steelbank hereby acknowledges and confirms that the Guarantee and the GSA remain in full force and effect and that its obligations thereunder continue to apply to Note A (as the terms of payment of Note A are modified by the terms of this Agreement).

(3) The Principal acknowledges and confirms that its guarantee of the obligations of BST as set out in Section 11.13 of the Purchase Agreement shall remain in full force and effect notwithstanding the amendments to the Purchase Agreement provided in this Agreement.

SECTION 5         CONFIRMATION.

         From and following the date hereof, each reference in the Purchase Agreement to "this Agreement" and each reference to the Purchase Agreement in any and all other agreements, documents and instruments delivered by the Vendors, the Purchaser, the Principal or any other Person shall mean and be a reference to the Purchase Agreement as amended by this Agreement.

SECTION 6         NO WAIVER.

         The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the parties hereto under any surviving provisions of the Purchase Agreement or any Ancillary Agreement.

SECTION 7         GOVERNING LAW.

         This Agreement shall be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

SECTION 8         CONFLICT OR INCONSISTENCY.

         In the event there is any conflict or inconsistency between the provisions of this Agreement and any of the provisions of the Purchase Agreement, the provisions of this Agreement shall prevail.



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SECTION 9         COUNTERPARTS.

         This Agreement may be executed in any number of counterparts (including counterparts by facsimile), each of which when so executed shall be deemed to be an original and the counterparts together shall constitute one and the same agreement.

         IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.



                                    BST ACQUISITION, LTD.

                                    By:    /s/ Peter Farquhar
                                           -------------------------------------
                                           Name:

                                           Title: Chairman

                                    /s/ Barry Seigel
---------------------------------   --------------------------------------------
WITNESS                             BARRY SEIGEL

                                    /s/ Jeffrey Greenberg
---------------------------------   --------------------------------------------
WITNESS                             JEFFREY GREENBERG

                                    /s/ Mark Madigan
---------------------------------   --------------------------------------------
WITNESS                             MARK MADIGAN


                                    TARPON INDUSTRIES, INC.

                                    By:    /s/ Peter Farquhar
                                           -------------------------------------
                                           Name:

                                           Title: Chairman

                                    STEELBANK INC.

                                    By:    /s/ Peter Farquhar
                                           -------------------------------------
                                           Name:

                                           Title: Chairman